Exhibit 23.5
Consent of Ladenburg Thalmann & Co. Inc.
February 9, 2023
Board of Directors
Vallon Pharmaceuticals, Inc.
Two Logan Square
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
Re: Registration Statement on Form S-4 of Vallon Pharmaceuticals, Inc.
Members of the Board:
We hereby consent to: (i) the inclusion of our opinion letter, dated December 13, 2022, to the Board of Directors of Vallon Pharmaceuticals, Inc.  (“Vallon”) as an Annex to the proxy statement/prospectus/information statement that forms a part of the Registration Statement on Form S-4 of Vallon initially filed on December 23, 2022, as amended and as may be amended from time to time (the “Registration Statement”); (ii) the inclusion of our opinion letter, dated January 26, 2023, to the Board of Directors of Vallon, as an Annex to the proxy statement/prospectus/information statement that forms a part of the Registration Statement; and (iii) the references made to our firm and such opinions in such Registration Statement under the captions “Prospectus Summary,” “The Merger,” “The Merger Agreement,” “Agreements Related to the Merger,” “Description of Vallon’s Business,” and “Vallon Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Ladenburg Thalmann & Co. Inc.
LADENBURG THALMANN & CO. INC.
LADENBURG THALMANN & CO. INC.
640 5th Avenue, 4th Floor
New York NY 10019
Phone 212.409.2000   ●   Fax 212.308.2203
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